Articles of Incorporation
(PURSUANT TO NRS 78)
STATE OF NEVADA
Secretary of State

Filing fee: $ C28612-00
Receipt #:

OCT 24 2000

(For filing office use)

(For filing office use)

IMPORTANT: Read instructions on reverse side before completing this form.
TYPE OR PRINT (BLACK INK ONLY)

1. **NAME OF CORPORATION:** INFITECH VENTURES INC.
2. **RESIDENT AGENT:** (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

   Name of Resident Agent: Michael A. Cane

   Street Address: 2300 W. Sahara Ave., Suite 500, Box 18, Las Vegas, NV 89102
   Street No. Street Name City Zip
3. **SHARES:** (number of shares the corporation is authorized to issue)

   Number of shares with par value: 100 Million Par value: .001 No. without par value: ____
4. **GOVERNING BOARD:** shall be styled as (check one): X Directors ____ Trustees

   The FIRST BOARD OF DIRECTORS shall consist of 1 member(s) and the names and addresses are as follows:

   Paul G. Daly — Name
   20 Lyall Ave. Toronto, ON Canada M4E 1V9 — Address City/State/Zip

   ____ Name
   ____ Address City/State/Zip
5. **PURPOSE:** (optional) : The purpose of the corporation shall be: ____
6. **OTHER MATTERS:** This form includes the minimal statutory requirements to incorporate under NRS 78. You may attach additional information pursuant to NRS 78.037 or any other information you deem appropriate. If any of the additional information is contradictory to this form it cannot be filed and will be returned to you for correction. Number of pages attached ____.
7. **SIGNATURES OF INCORPORATORS:** The names and addresses of each of the incorporators signing the articles.

Michael A. Cane Name (print)	____ Name (print)
2300 W. Sahara Ave, Ste 500, Box 18, Las Vegas, NV 89102 Address City/State/Zip	____ Address City/State/Zip
[signature] Signature	____ Signature
State of Nevada County of Clark	State of ____ County of ____
This instrument was acknowledged before me on October 24, 20 00, by	This instrument was acknowledged before me on ____, 20__, by
Michael A. Cane Name of Person	____ Name of Person
as incorporator of Infitech Ventures Inc.	as incorporator of ____
[signature] Notary Public Signature	____ Notary Public Signature
(affix notary stamp or seal)	(affix notary stamp or seal)

NOTARY PUBLIC
STATE OF NEVADA
County of Clark
CAROLYNE S. JOHNSON
No: 97-4746-1
My Appointment Expires Nov. 5, 2001

CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT:

I, Michael A. Cane hereby accept appointment as Resident Agent for the above named corporation.

[signature]
Signature of Resident Agent

October 24, 2000
Date